Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-117342 of QLT, Inc. on Form S-4 of our report dated March 5, 2004, appearing in the Annual Report on Form 10-K of QLT Inc. for the year ended December 31, 2003 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Vancouver, Canada
September 30, 2004